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            CONVERTIBLE DEBENTURES AND WARRANTS PURCHASE AGREEMENT

                                    BETWEEN

         ECO SOIL SYSTEMS, INC. AND ITS SUBSIDIARIES SIGNATORY HERETO

                                      AND

                        THE INVESTORS SIGNATORY HERETO


         CONVERTIBLE DEBENTURES AND WARRANTS PURCHASE AGREEMENT dated as of January 17, 2000 (the "Agreement"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and Eco Soil Systems, Inc., a corporation organized and existing under the laws of the State of Nebraska (the "Company") and its subsidiaries, Agricultural Supply, Inc., a Delaware corporation ("Ag Supply"), Turf Partners, Inc., a Delaware corporation ("Turf Partners"), and the subsidiaries of Ag Supply, Sistemas Y Equipos Agricolas, S.A. de C.V. and Agricultural Supply de Mexico, S.A. de C.V., each incorporated under the laws of Mexico (each a "Subsidiary" and all of such subsidiaries taken together, the "Subsidiaries").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investors shall lend the Company and the Subsidiaries, jointly and severally, $4,500,000 in the form of secured subordinated Convertible Debentures (as defined below) and the Investors shall receive Warrants (as defined below) to purchase shares of the Common Stock of the Company (as defined below).

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) and/or 4(6) of the United States Securities Act and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1. "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 1.2. "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of

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the Company or any Warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

Section 1.3. "CLOSING" shall mean each closing of the purchase and sale of the Convertible Debentures and Warrants pursuant to Section 2.1.

Section 1.4. "CLOSING DATE" shall mean the date on which all conditions to the applicable Closing have been satisfied or waived by the appropriate party or parties (as defined in Section 2.1 (b) hereto) and the Closing shall have occurred.

Section 1.5. "COMMON STOCK" shall mean the Company's common stock, $0.005 par value.

Section 1.6. "CONVERSION SHARES" shall mean the shares of Common Stock issuable upon conversion of the Convertible Debentures and any shares of Common Stock issued as interest upon the Convertible Debentures.

Section 1.7. "CONVERTIBLE DEBENTURES" shall mean the Company's 7% Senior Secured Convertible Debentures in the form attached hereto as Exhibit A.

Section 1.8. "DAMAGES" shall mean any loss, claim, damage, judgment, penalty, deficiency or liability, including reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

Section 1.9. "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 1.10. "ESCROW AGENT" shall have the meaning set forth in the Escrow Agreement.

Section 1.11. "ESCROW AGREEMENT" shall mean the Escrow Agreement in substantially the form of Exhibit D hereto executed and delivered contemporaneously with this Agreement.

Section 1.12. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.13.  "LEGEND" shall mean the legend set forth in Section 9.1.

Section 1.14. "MARKET PRICE" on any given date shall mean the average of any three closing bid prices on the Principal Market (as reported by Bloomberg, L.P.) of the Common Stock during the fifteen Trading Day period ending on the Trading Day immediately prior to the date for which the Market Price is to be determined, as selected by the Investor.

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Section 1.15.  "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company or any Subsidiary that is material and adverse to the Company and its Subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company or any of the Subsidiaries to enter into and perform any of their respective obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures, the Security Documents or the Warrants in any material respect.

Section 1.16. "OUTSTANDING" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.17. "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.18. "PRINCIPAL MARKET" shall mean the American Stock Exchange, the New York Stock Exchange or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 1.19. "PURCHASE PRICE" shall mean the face principal amount of the Convertible Debentures.

Section 1.20. "REGISTRABLE SECURITIES" shall mean the Conversion Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Conversion Shares and Warrant Shares may be sold within a three-month period pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

Section 1.21. "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement(s) for the resale of the Registrable Securities, entered into between the Company and the Investors as of the Closing Date substantially in the form annexed hereto as Exhibit C.

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

Section 1.22. "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.23. "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.24.  "SEC" shall mean the Securities and Exchange Commission.

Section 1.25. "SECTION 4(2)" AND "SECTION 4(6)" shall have the meanings set forth in the recitals of this Agreement.

Section 1.26. "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

Section 1.27. "SEC DOCUMENTS" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

Section 1.28. "SECURITY DOCUMENTS" shall mean the Security Agreement in the form of Exhibit G hereto and all UCC-1 and similar financing statements executed by the Company or any of its direct or indirect Subsidiaries in favor of Investors in connection therewith.

Section 1.29.  "SHARES" shall have the meaning set forth in Section 1.16.

Section 1.30. "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.

Section 1.31. "WARRANTS" shall mean the Warrants substantially in the form of Exhibit B to be issued to the Investors hereunder.

Section 1.32. "WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.


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                                   ARTICLE II

            PURCHASE AND SALE OF CONVERTIBLE DEBENTURES AND WARRANTS

Section 2.1.  INVESTMENT.


         (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors agree to purchase in the aggregate Four Million Five Hundred Thousand Dollars ($4,500,000) face principal amount of the Convertible Debentures together with the Warrants at the Purchase Price on the Closing Date as follows:

         (i) Upon execution and delivery of this Agreement, each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price as set forth on the signature pages hereto, and the Company shall deliver the Convertible Debentures and the Warrants to the Escrow Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement.

         (ii) Upon satisfaction or waiver by the appropriate party or parties of the conditions set forth in Section 2.1(b), the Closing ("Closing") shall occur at the offices of the Escrow Agent at which the Escrow Agent (x) shall release the Convertible Debentures and the Warrants to the Investors and (y) shall release the Purchase Price to the Company (after all fees have been paid as set forth in the Escrow Agreement), pursuant to the terms of the Escrow Agreement.

         (b) Closing is subject to the satisfaction or waiver by the appropriate party or parties of the following conditions:

         (i) acceptance and execution by the Company and by the Investors, of this Agreement and all Exhibits hereto;

         (ii) delivery into escrow by each Investor of immediately available funds in the amount of the Purchase Price of the Convertible Debentures and the Warrants, as more fully set forth in the Escrow Agreement;

         (iii) all representations and warranties of the Investors contained herein shall remain true and correct as of the Closing Date (as a condition to the Company's obligations);

         (iv) all representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date (as a condition to the Investors' obligations);

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

         (v) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Convertible Debentures and Warrants, or shall have the availability of exemptions therefrom and shall have obtained the subordination and intercreditor agreements described in Section 6.11;

         (vi) the sale and issuance of the Convertible Debentures and the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Common Stock underlying the Convertible Debentures and the Warrants upon the conversion or exercise thereof shall be legally permitted by all laws and regulations to which the Investors and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

         (vii) delivery of the original fully executed Convertible Debentures and Warrants to the Escrow Agent;

         (viii) delivery to the Escrow Agent of the opinions of Latham & Watkins, counsel to the Company and of Fitzgerald, Schorr, Barmettler & Brennan, P.C., Nebraska counsel to the Company, substantially to the effect of Exhibit E hereto;

         (ix)     delivery to the Escrow Agent of the Irrevocable
                  Instructions to Transfer Agent substantially in the form attached hereto as Exhibit F;

         (x) delivery to the Escrow Agent of the Registration Rights Agreement; and

         (xi)     delivery to the Escrow Agent of the Security Documents.

         (c) The number of Warrants to be issued at Closing shall be determined by dividing 25% of the principal amount of the Convertible Debentures issued at Closing by the Market Price of the Common Stock on the Closing Date. The exercise price of the Warrants shall initially be 110% of the average of the closing bid prices on the five Trading Days immediately preceding the Closing Date, and shall be reset to be 110% of the average of the closing bid prices on the five Trading Days immediately preceding the 180th day after the Closing Date, if less than the initial exercise price.

Section 2.2. LIQUIDATED DAMAGES. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement and the Convertible Debentures shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investors in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

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                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company that:

Section 3.1. INTENT. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Convertible Debentures, the Warrants or the Common Stock issuable upon conversion or exercise thereof. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Convertible Debentures, the Warrants, any Conversion Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Conversion Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Convertible Debentures, the Warrants and the underlying Common Stock. The Investor acknowledges that an investment in the Convertible Debentures, the Warrants and the underlying Common Stock is speculative and involves a high degree of risk.

Section 3.3. AUTHORITY. This Agreement and each agreement attached as an Exhibit hereto that is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4. NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Investor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or

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legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6. DISCLOSURE; ACCESS TO INFORMATION. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

Section 3.7. MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SUBSIDIARIES

The Company, and as to itself, each Subsidiary, represents and warrants to the Investors that, except as set forth on the Disclosure Schedule prepared by the Company and delivered herewith:

Section 4.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nebraska and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except for the Subsidiaries and as set forth in the SEC Documents. None of the subsidiaries of the Company listed in the SEC Documents other than the Subsidiaries conducts any active business or holds any other than nominal assets. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. AUTHORITY. (i) The Company and each Subsidiary has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Convertible Debentures, the Security Documents, the Registration Rights Agreement, the Escrow Agreement, and the Warrants and the Company has the authority to issue the Conversion Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Security Documents, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures and the Warrants by the Company and the Subsidiaries (as applicable) and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or any Subsidiary or their respective Boards of Directors or stockholders is required, and (iii) this Agreement, the Security Documents, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures and the

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Warrants have been duly executed and delivered by the Company (or Subsidiary, as applicable) and at each Closing shall constitute valid and binding obligations of the Company (or Subsidiary, as applicable) enforceable against the Company (or Subsidiary, as applicable) in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Debentures and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures and Warrant Shares upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"). The Company (or Subsidiary, as applicable) shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company (or Subsidiary, as applicable) is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Section 362 in respect of the conversion of the Convertible Debentures and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Section 362.

Section 4.3. CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.005 par value, of which 17,887,739 shares were issued and outstanding as of September 30, 1999 and 5,000,000 shares of preferred stock, none of which are issued and outstanding or been designated as to series. Except for outstanding options and warrants as set forth in the SEC Documents, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4. COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5. SEC DOCUMENTS. The Company has made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of

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their respective dates, the SEC Documents (a) complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

Section 4.6. EXEMPTION FROM REGISTRATION; VALID ISSUANCES. Subject to the accuracy of the Investors' representations in Article III, the sale of the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants and validly converted in accordance with the terms of the Convertible Debentures, the Conversion Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Convertible Debentures, the Conversion Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Security Documents, the Registration Rights Agreement, the Escrow Agreement or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Convertible Debentures, the Conversion Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company (or Subsidiary, as applicable), or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

Section 4.7. NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Convertible Debentures or the Warrants, or (ii) made any offers or sales of any security or solicited any offers

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to buy any security under any circumstances that would require registration of the sale of the Convertible Debentures, the Conversion Shares, the Warrants or the Warrant Shares under the Securities Act.

Section 4.8. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Security Documents by the Company (or Subsidiary, as applicable) and the consummation by the Company (or Subsidiary, as applicable) of the transactions contemplated hereby, including without limitation the granting of liens to the Investors on all assets of the Company and each Subsidiary, the issuance of and payment of interest upon the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's (or Subsidiary's, as applicable) Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, loan document, security agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company (or Subsidiary, as applicable) or by which any material property or asset of the Company (or Subsidiary, as applicable) is bound or affected, nor is the Company (or Subsidiary, as applicable) otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company (or Subsidiary, as applicable) is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company (or Subsidiary, as applicable) is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Convertible Debentures or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 4.9. NO MATERIAL ADVERSE CHANGE. Since September 30, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

Section 4.10. NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since September 30, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. NO INTEGRATED OFFERING. Other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or pursuant to its discussion with the Investors in connection with the transactions contemplated hereby, (a) the Company has not issued or sold the Convertible Debentures, the Warrants or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Convertible Debentures, the Warrants or Common Stock, or any securities convertible into a exchangeable or exercisable for the Convertible Debentures or Common Stock or any such other securities) within the six-month period before the date hereof, and (b) the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any sale to any Person of the Convertible Debentures, Warrants or shares of Common Stock), so as in either (a) or (b) or both to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investors of the Convertible Debentures (and the Conversion Shares) or the Warrants (and the Warrant Shares) as contemplated by this Agreement.

Section 4.12. LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

Section 4.13. NO MISLEADING OR UNTRUE COMMUNICATION. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Convertible Debentures or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which, together with all such communications, including the SEC Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. MATERIAL NON-PUBLIC INFORMATION. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.15. INSURANCE. The Company and each Subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.16.  TAX MATTERS.

         (a) The Company and each Subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any Subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         (b) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any Subsidiary; no information related to Tax matters has been requested from the Company by any foreign, federal, state or local taxing authority; and no written notice indicating an intent to open an audit or other review has been received by the Company or any Subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its Subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

         (c) The Company has not made an election under Section 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company (A) under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is the Company a party to an agreement that could obligate it to make any payments that would not be deductible under Section 280G of the Internal Revenue Code.

         (d)  For purposes of this Section 4.16:

                  "IRS" means the United States Internal Revenue Service.

                  "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 1.17. PROPERTY. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except those granted to the Investors, to Coast Business Credit, to First National Bank or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property, and buildings held under lease by the Company (or Subsidiary, as applicable) as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company (or Subsidiary, as applicable).

Section 4.18. INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its Subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

Section 4.19. INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Section 4.20. PAYMENTS AND CONTRIBUTIONS. Neither the Company, any Subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee;
(iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.21. NO MISREPRESENTATION. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                           COVENANTS OF THE INVESTORS

         Each Investor, severally and not jointly, covenants with the Company that:

Section 5.1. COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares pursuant to any conversion of the Convertible Debentures or exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any conversion of the Convertible Debentures or exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants. The Company further agrees that if at any time 200% of the number of shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants would cause the Company to be obligated to issue a number of shares of Common Stock in excess of its authorized capital (after taking into account all other Capital Shares Equivalents then existing), it shall promptly commence all necessary corporate and shareholder action necessary to increase its authorized capital so as to eliminate the aforesaid condition.

Section 6.3. LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities.

Section 6.4. EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Registrable Securities.

Section 6.5. LEGENDS. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.6. CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. The Company will take all steps necessary to preserve and continue the corporate existence of the Company and each Subsidiary. The Company shall not enter into, or permit any Subsidiary to enter into, any agreement, the terms of which agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform any of their respective obligations under this Agreement or any of the other agreements attached as exhibits hereto.

Section 6.7. CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company or any Subsidiary with or into, or a transfer of all or substantially all of the assets of the Company or any Subsidiary to, another entity (a

"Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the Company's and/or such Subsidiary's obligations under this Agreement, including the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement and the Convertible Debentures.

Section 6.8. ISSUANCE OF CONVERTIBLE DEBENTURES AND WARRANT SHARES. The sale of the Convertible Debentures and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants and the Conversion Shares upon conversion of the Convertible Debentures shall be made in accordance with the provisions and requirements of Section 4(2), 4(6) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Investors as required by all applicable laws, and shall provide a copy thereof to the Investors promptly after such filing.

Section 6.9. LIMITATIONS ON AND RIGHT TO PARTICIPATE IN FUTURE FINANCING. The Company agrees that it will not enter into any sale of Capital Shares Equivalents for a period of 180 days after the Closing Date except (i) pursuant to the exercise of outstanding warrants, or options issued pursuant to any shareholder-approved stock option plan, or (ii) to any strategic partner, the purpose of which is not primarily to raise money, or (iii) the sale of shares of Common Stock at a price of not less than $2.50 per share with warrant coverage of up to 40% for aggregate proceeds of up to $3,500,000. In addition, until 12 months after the Closing Date, the Company agrees that it will not enter into any sale of Capital Shares Equivalents (other than the sale of shares of Common Stock at a price of not less than $2.50 per share with warrant coverage of up to 40% for aggregate proceeds of up to $3,500,000, or pursuant to the exceptions set forth in the previous sentence) without offering each Investor, severally and not jointly, (i) the right of first refusal to purchase such Capital Shares Equivalents on the same terms and conditions on which the Company is prepared to sell such Capital Shares Equivalents to other persons and (ii) if the Investor does not exercise such right of first refusal, the further right to exchange all or part of the securities purchased pursuant to this Agreement (as elected by each Investor) for an equivalent Purchase Price amount of the securities being sold in such subsequent offering. Such right of first refusal or right of exchange must be exercised in writing within seven (7) Trading Days of the Investors' receipt of notice of the proposed terms of such financing. For purposes of this Section 6.9, the issuance of shares of Common Stock in fulfillment of the earn-out obligations described in Section 4.3 of the Disclosure Schedule shall not constitute a "sale." The Company further agrees that it shall not issue any equity or equity-linked securities to either Albion Alliance Mezzanine Fund, LP or Paribas Capital Funding LLC as a means of repayment of any existing indebtedness owed to either such company, without the express prior written consent of all Investors.

Section 6.10. USE OF PROCEEDS. The proceeds from the sale of the Convertible Debentures shall be used for general working capital purposes, and shall not be used to repay the principal of any of the Company's indebtedness for borrowed money.

Section 6.11. AGREEMENTS WITH EXISTING LENDERS. The Company is presently indebted to Coast Business Credit and to Albion Alliance Mezzanine Fund, LP and Paribas Capital Funding LLC. Each such lender shall have waived in writing any existing covenant defaults through March 31, 2000 on or before the Closing, subject to completion of the Closing. Further, Coast and First National Bank of San Diego shall each have entered into Intercreditor and Subordination Agreements with the Investors on terms satisfactory to both such lenders and the Investors prior to the Closing, and Albion and Paribas shall have consented to the transactions contemplated by this Agreement, agreed that their respective term notes are subordinate in right of payment to the rights of the Investors, and to the lockup of all but 100,000 of their shares, notwithstanding the registration of any or all of such shares in such Registration Statement, on terms satisfactory to both such subordinated lenders and the Investors.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

Section 7.1. SURVIVAL. The representations, warranties and covenants made by each of the Company (or Subsidiary, as applicable) and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive each Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to any Closing Date.

Section 7.2. INDEMNITY. (a) The Company and each Subsidiary jointly and severally hereby agrees to indemnify and hold harmless the Investors, their respective Affiliates (as defined in SEC Rule 405) and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

              (i) any misrepresentation, omission of fact or breach of any of the Company's (or Subsidiary's, as applicable) representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or


              (ii) any failure by the Company (or Subsidiary, as applicable) to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company (or Subsidiary, as applicable) pursuant to this Agreement; or

              (iii) any action instituted against the Investors, or any of them, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement.

         (b) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement.

Section 7.3. NOTICE. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to
Section 7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. DIRECT CLAIMS. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1. DUE DILIGENCE REVIEW. Subject to Section 8.2, the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2.  NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

         (a) The Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

         (b) Nothing herein shall require the Company to disclose material non-public information to the Investors or their advisors or representatives, and the Company represents that it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                      LEGENDS; TRANSFER AGENT INSTRUCTIONS

Section 9.1. LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. TRANSFER AGENT INSTRUCTIONS. Upon Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

Section 9.3. NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.4. INVESTORS' COMPLIANCE. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

                                    ARTICLE X

                           CHOICE OF LAW; ARBITRATION

Section 10.1. GOVERNING LAW/ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York unless the matter at issue is the corporation law of the company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available, and the non-prevailing party in such injunctive action shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such injunctive action.

                                   ARTICLE XI

                                   ASSIGNMENT

Section 11.1. ASSIGNMENT. Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Convertible Debentures or Warrants purchased or acquired by any Investor hereunder with respect to the Convertible Debentures or Warrants held by such person, and (b) each Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any Affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

                                   ARTICLE XII

                                     NOTICES

Section 12.1. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                              Eco Soil Systems, Inc.
                                                10740 Thornmint Road
                                                San Diego, CA 92127
                                                Attention: William B. Adams,
                                                C.E.O.
                                                Telephone:  (858) 675-1660
                                                Facsimile:  (858) 676-8345

with a copy to (shall not constitute
notice):                                        Latham & Watkins
                                                701 B Street, Suite 2100
                                                San Diego, CA 92101
                                                Attention:  Bruce Shepherd, Esq.
                                                Telephone:  (619) 238-2867
                                                Facsimile:  (619) 696-7419

if to the Investors:                            As set forth on the signature
                                                pages hereto


with a copy to:                                 Joseph A. Smith, Esq.
(shall not constitute notice)                   Epstein Becker & Green, P.C.
                                                250 Park Avenue
                                                New York, New York
                                                Telephone: (212) 351-4500
                                                Facsimile: (212) 661-0989

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 12.1.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1. COUNTERPARTS/FACSIMILE/AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. ENTIRE AGREEMENT. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Certificate of Designations, the Warrants, the Escrow Agreement and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. NUMBER AND GENDER. There may be one or more Investors parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 13.6. REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Convertible Debentures or any Conversion Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.7. FEES AND EXPENSES. Each of the Company and the Investors agrees to pay its own expenses incident to the execution and delivery of this Agreement and each agreement which is an Exhibit hereto, except that the Company shall pay actual fees, expenses and disbursements relating to accountant and legal and escrow fees of the Investors in an amount up to $30,000 as set forth in the Escrow Agreement, irrespective of whether a Closing occurs. The Company shall reimburse the Investors for their reasonable expenses and legal fees incurred in enforcing this Agreement or in any modifications or waivers with respect thereto.

Section 13.8. BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other except for G. Kopolow & Associates, The Shemano Group, Inc. and CIBC World Markets, whose fees shall be paid by the Company. The Company on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.9. PUBLICITY. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investors without their express consent.

         IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debentures and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                 Eco Soil Systems, Inc.


                                 By:
                                     ------------------------------------------
                                          Mark D. Buckner, Vice President



                                 Agricultural Supply, Inc.


                                 By:
                                     ------------------------------------------
                                          Mark D. Buckner, Vice President



                                 Turf Partners, Inc.


                                 By:
                                     ------------------------------------------
                                          Mark D. Buckner, Vice President



                                 Sistemas Y Equipos Agricolas, S.A. de C.V.


                                 By:
                                     ------------------------------------------
                                          Mark D. Buckner, Vice President



                                 Agricultural Supply de Mexico, S.A. de C.V.


                                 By:
                                     ------------------------------------------
                                          Mark D. Buckner, Vice President

INVESTORS:

Address: 175 Bloor Street East                     Investor:  BH Capital Investments, L.P.
South Tower, 7th Floor                             By: HB and Co., Inc., its General Partner
Toronto, Ontario, Canada M4W 3R8
Fax: 416-929-5314                                  By:
Total principal amount of Convertible                  --------------------------------------
Debentures to be purchased at closing:             Name: Henry Brachfeld
$1,625,000                                         Authorized Signatory

Address: 33 Prince Arthur Avenue                   Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R 1B2                   By: Excalibur Capital Management, Inc.,
Fax: 416-964-8868                                    its General Partner
Total principal amount of Convertible
Debentures to be purchased at closing:             By:
$1,625,000                                             --------------------------------------
                                                   Name: William Hechter, President


Address: 4120 Yonge Street, Suite 416              Investor: Gundyco in trust for RSP 550-98866-19
Toronto, Ontario, Canada M2P 2B8
Fax: 416-443-2503


Total principal amount of Convertible
Debentures to be purchased at closing:             By:
$750,000                                              --------------------------------------
                                                     Name: Mark Shoom, Authorized Signatory


Address: c/o Borden, Elliot, Scott &               Investor: MB Capital Partners
  Aylen                                            By: MSM Management Corporation,
1000-60 Rue Queen Street                             its General Partner
Ottawa, Canada K1P 5Y7
Fax: 613-230-8842 :                                By:
                                                       --------------------------------------
                                                   Name: Timothy J. McCunn, President
Total principal amount of Convertible
Debentures to be purchased at closing:
$500,000